UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2014 (July 25, 2014)

BARNES & NOBLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 25, 2014, the Board of Directors of Barnes & Noble, Inc. (the “Board”) elected John R. Ryan to the Board. Vice Admiral Ryan is a retired Vice Admiral in the United States Navy, having served from 1967 to 2002. Vice Admiral Ryan is the President and member of the Board of Governors of the Center for Creative Leadership. Vice Admiral Ryan has held many leadership roles in academia, including as Chancellor of the State University of New York from 2005 to 2007, as President of the State University of New York Maritime College from 2002 to 2005 and as Superintendent of the United States Naval Academy, Annapolis, Maryland from 1998 to 2002. Vice Admiral Ryan has substantial experience serving on public company boards undergoing strategic transactions such as separations, including serving as a director of Cablevision Systems Corporation during its 2010 spinoff of Madison Square Garden, L.P. its 2011 spinoff of AMC Networks, Inc., and its 2013 sales of Clearview Cinemas and Optimum West to Bow Tie Cinemas and Charter Communications, respectively. Vice Admiral Ryan is also Lead Director of CIT Group, Inc. This experience allows Vice Admiral Ryan to add to the Board leadership and expertise in managing large complex organizations, and in particular the environment in which Barnes & Noble College Booksellers, LLC operates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.,

Date: July 28, 2014	By:	/s/ Bradley A. Feuer
	Name:	Bradley A. Feuer
	Title:	Vice President, General Counsel and Corporate Secretary